                                                                   Exhibit 23.01

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated July 10, 1997, with respect to the supplemental consolidated financial statements and schedule of Sylvan Learning Systems, Inc. included in the Current Report on Form 8-K dated on or about July 14, 1997.

Registration Statements on Form S-3

    Registration Number        Date Filed
----------------------------------------------------
33-92014                     May 8, 1995
33-92852                     May 30, 1995
333-1674                     February 26, 1996
333-16111                    November 14, 1996
333-21261                    February 6, 1997
333-26633                    May 7, 1997


Registration Statements on Form S-8

          Name               Registration Number            Date Filed
------------------------------------------------------------------------------
1987-1991 Employee Stock
  Option Plan                   33-77384                 April 6, 1994
1993 Director Stock
  Option Plan                   33-77386                 April 6, 1994
1993 Employee Stock
  Option Plan                   33-77390                 April 6, 1994
1993 Management Stock
  Option Plan                   33-77388                 April 6, 1994
1997 Employee Stock
  Purchase Plan                 333-21963                February 18, 1997


                                                        /s/ ERNST & YOUNG LLP


Baltimore, Maryland
July 10, 1997